Schedule 6.1(f)
M/I Homes
Joint Ventures
DATE: ________________

12 mo.
		M/I	Managing	Additional	Year					M/I	M/I
Joint Venture Name	Market	% Ownership	Member	Member(s)	Formed	Assets	Liabilities	Debt	Equity	Investment	Earnings (Loss)	Lender

NAME
NAME
NAME
NAME
NAME
NAME
NAME						—	—	—	—	—	—
NAME						—	—	—	—	—	—

TOTAL						$—	$—	$—	$—	$—	$—

PLUS M/I SUB DEBT TO JVs										—
LESS IMPAIRMENT
M/I INVESTMENTS IN UNCONSOLIDATED JOINT VENTURES										$—